Exhibit 99.1

Paylocity Announces Michael Haske’s Promotion to President & COO

Arlington Heights, IL. — August 17, 2017 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced that Michael Haske has been promoted to the position of President & Chief Operating Officer (COO).

In this expanded role, Haske will be responsible for aligning go-to-market sales and marketing activities with our operational teams who are focused on delivering an industry leading implementation and service experience to our nearly 15,000 clients.

“Over the past 10 years Michael has built a world-class sales and marketing organization and has been a driving force behind the Paylocity growth story,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “As President & COO, Michael will leverage his more than 20 years of industry experience to help us continue to build strong teams across the company as Paylocity continues to grow.”

“It’s an honor to be named President & COO of Paylocity,” said Michael Haske. “I am very proud of the strong culture we have created and I look forward to working closely with our talented and dedicated employees as we build off of the success we’ve had in the past and enter into this next exciting chapter.”

Michael joined Paylocity following a successful career in the payroll and HR industry. At Paychex, he served as Director of Marketing and Business Development as well as Regional Manager of Major Market Services, where he managed sales for the western half of the United States. Prior to Paychex, Michael held multiple roles with Automatic Data Processing (ADP).

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM,

software solutions. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements about the functionality and benefits of human capital management software solutions generally as well as the functionality and benefits of Paylocity’s human capital management software solutions. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including the risks associated with Paylocity developing and enhancing products and solutions with the functionality necessary to deliver the stated results and the risks associated with the implementation and maintenance of human capital management software solutions, such as Paylocity’s human capital management software solutions. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.